Skinny Nutritional Corp. Signs Agreement with Cott Corporation’s Cliffstar Subsidiary

BALA CYNWYD, PA. – February 21, 2012 – Skinny Nutritional Corp. (OTCBB: SKNY), the maker of Skinny Water® and a leader in the zero-calorie enhanced water category, announced today that is has entered into an exclusive agreement with the Cliffstar subsidiary of the Cott Corporation (NYSE: COT, TSX: BCB), one of the world’s largest beverage companies focusing on private label and contract manufacturing. Cott operates soft drink, juice, water and other beverage bottling facilities in the United States, Canada, the U.K. and Mexico. Cott markets beverage concentrates in over 50 countries around the world.

Independently, SkinnyWater® is quickly expanding its popular beverage line, which is now available in all 50 states, along with the rapidly increasing demand among retailers for the products. As a result of this agreement, Skinny Nutritional’s line of Skinny Water® zero-calorie enhanced beverages will be exclusively manufactured and distributed by Cott to selected new and existing customers through its retail channels, providing increased scalability for the Skinny Water® brand.

This agreement spans beverage production, raw materials procurement, research and development, freight management and retail inventory management. The agreement comes on the heels of Skinny Nutritional Corp.’s addition of many new regional distributors and new chain store authorizations in 2011.

“We are extremely excited to announce this strategic relationship with Cliffstar,” said Michael Salaman, CEO of Skinny Nutritional Corporation. “This agreement allows us to do business with some of the largest retailers in the country and concentrate our resources on marketing and sales. We will be closely working with Cliffstar to introduce and aggressively market Skinny Water throughout the territory. As demand continues to rise, our retail channels are becoming increasingly aware that the concept of ‘Skinny’ works everywhere.”

“We are excited to support Skinny Water in their continued growth,” said Mike Gibbons, President of Cott’s U.S. business unit. “We think that ‘Skinny’ is an exciting brand and the company’s mission to provide healthy beverages is right in tune with today’s marketplace. Cott is very careful when selecting new beverages to take to market, so considering Skinny Water’s exceptional taste and zero-calorie characteristics it was an easy decision, which we believe will resonate with health-conscious consumers.”

The Skinny Water® lineup features eight great-tasting flavors, including Acai Grape Blueberry (Hi-Energy), Raspberry Pomegranate (Crave Control), Lemonade Passionfruit (Total-V), Orange Cranberry Tangerine (Wake Up) and as part of its ‘Sport’ line: Blue Raspberry (Fit), Pink Citrus Berry (Power), Kiwi Lime (Active) and Goji Black Cherry (Shape). Every bottle of Skinny Water® has key electrolytes, antioxidants, and vitamins and has zero calories, sugar, and sodium, and no preservatives, with all natural colors and flavors.

About Skinny Nutritional Corp.

Headquartered in Bala Cynwyd, Pa., Skinny Nutritional Corp., the creators of Skinny Water®, a zero-calorie, zero sugar, zero-sodium and zero-preservative enhanced water with key electrolytes, antioxidants, and vitamins. Skinny Water comes in eight great-tasting flavors that include Acai Grape Blueberry, Raspberry Pomegranate, Orange Cranberry Tangerine and Lemonade Passionfruit, and as part of its ‘Sport’ line: Blue Raspberry, Pink Citrus Berry, Goji Black Cherry, and Kiwi Lime. Skinny Nutritional Corp. also expects to launch additional branded products, including Skinny Smoothies®, and other Skinny branded beverages. For more information, visit www.SkinnyWater.com and www.facebook.com/skinnywater.

About Cott Corporation

Cott is one of the world’s largest beverage companies focusing on private label and contract manufacturing. With approximately 4,000 employees, Cott operates soft drink, juice, water and other beverage bottling facilities in the United States, Canada, the U.K. and Mexico. Cott markets beverage concentrates in over 50 countries around the world. For more information, visit www.cott.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the Company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Company Contact:

Skinny Nutritional Corp.

Don McDonald, CFO

3 Bala Plaza East, Ste. 101

Bala Cynwyd, PA 19004

610-784-2000 ext. 103

don@skinnyco.com

Financial Communications:

Trilogy Capital Partners, Inc.

Darren Minton, President

Toll-free: 800-592-6067

info@trilogy-capital.com